Contact:
Liz Kohlmyer
Communications Manager
(407) 540-2221

                                                                      NYSE: TSY


                   TRUSTREET PROPERTIES, INC. ANNOUNCES SECOND
                                 QUARTER RESULTS



              RESTAURANT PROPERTY ACQUISITIONS EXCEED $150 MILLION




ORLANDO, FL, August 9, 2005 - Trustreet Properties, Inc. (NYSE: TSY) today announced operating results for the quarter and six months ended June 30, 2005. The Company's second quarter financial statements reflect the financial results of the merged company for the period April 1, 2005 to June 30, 2005.

Highlights


   o In the second quarter of 2005, the Company reported net income available to common shareholders of $11.0 million, or $0.19 cents per share. Funds from operations ("FFO") available to common shareholders were $18.6 million, or $0.32 cents per share. The results for the period represented the first full quarter reflecting the February 25, 2005 merger of CNL Restaurant Properties, Inc. ("CNLRP"), U.S. Restaurant Properties, Inc. ("USRP"), and eighteen CNL Income Funds (the "Income Funds"). Generally accepted accounting principles ("GAAP") require that the financial statements include the historical financial results of only CNLRP for the quarter and six months ended June 30, 2004.

   o During the second quarter, the Company acquired 76 properties for $152.9 million. The Company designated 23 of the properties as long-term investments within the core REIT portfolio and 53 of the properties as held-for-sale to be sold through a taxable subsidiary.
         Approximately $140 million of the acquisition total related to a transaction with The Restaurant Company, whose properties include Perkins Restaurants and Bakery outlets. That transaction was the single largest sale-leaseback financing in the Company history. Through June 30, the Company has acquired $190.3 million in new acquisitions. In addition, the Company has signed commitments to acquire a further $174.4 million of restaurant properties, the majority of which is expected to close by year-end.

   o In the second quarter, the Company sold 33 properties under its investment property sales platform for a total price of $70.8 million producing a net gain to the Company, before minority interest, of $11.4 million, or a return of 19.2% based on the Company's acquisition cost.

   o At June 30, 2005, the Company owns 1,768 properties held in the core REIT portfolio of which 94.11% was occupied. The weighted average remaining lease term of the Company's real estate investment portfolio was approximately 10.7 years, with more than 71% of the Company's lease expirations occurring after 2011. The Company's portfolio is broadly diversified on a concept, tenant and geographic basis. Of the 104 vacant properties, 40 are either under contract for sale or have a lease or sales contract out for signature.

   o In April, the Company finalized its merger financing with the successful execution of a $175.0 million revolving credit facility that bears interest at LIBOR plus 2.25% per annum. The initial maturity date of the revolver is April 2008, with an available one-year extension. In addition, the Company closed on a $175.0 million five-year term loan with a syndicate of lenders that bears interest at LIBOR plus 2.00%.



   o The Company entered into an interest rate swap agreement for $175.0 million fixing the term loan at 4.20%.


   o The Company declared monthly common dividends per share of $0.33 cents for the second quarter.

   o The Company's $700.0 million shelf registration was declared effective in Jule.


2005 Second Quarter Results


For the quarter ended June 30, 2005, the Company reported funds from operations of $18.6 million, or $0.32 cents per diluted share computed in accordance with the definition of the National Association of Real Estate Investment Trusts ("NAREIT"). FFO generated by the core real estate operations represented approximately 83% of total FFO before allocation of the preferred dividend.

For the quarter ended June 30, 2005, adjusted funds from operations ("AFFO") was $21.7. The Company believes that AFFO is a useful metric as a measure of its cash available for distribution. Given the variation in the definition of AFFO in the REIT industry, investors should take these differences into account when comparing AFFO against other REITs. Typically, this metric will exceed FFO because of the level of deferred financing cost amortization, capital lease amortization and non-real estate depreciation and non-cash real estate impairment charges and loan provisions.

In July, the Company sold $194.0 million of mortgage loans generating a net gain on the transaction of $2.4 million. The proceeds from the sale were used to pay off outstanding debt financing the mortgage loans of $158 million. The remaining approximate $35 million in cash was used to pay down the revolving credit facility.

"We are pleased with the progress we made in the second quarter as evidenced by the level of restaurant property acquisitions, the strong pipeline of commitments we expect to close in the second half of the year and our steady execution on our investment property sales platform," said Curtis B. McWilliams, president and chief executive officer. "Our focus continues to be improving the productivity of our core portfolio and initiating high-quality net lease investments in the restaurant industry. We are also focused on strengthening our balance sheet, as was evidenced by the sale of a more than 65% of our on-balance sheet loan portfolio during the quarter. Further work continues on the successful integration of the acquired properties and additional synergies should occur as we move into 2006," added Mr. McWilliams.


About Trustreet

Trustreet Properties, Inc. (pronounced "trust - street") is the largest self-advised restaurant real estate investment trust (REIT) in the United States. Trustreet, traded on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. With $2.6 billion in assets, Trustreet manages financial interests in approximately 2,800 properties in 49 states. For more information, visit www.trustreet.com.

Conference Call

Management will hold a conference call on Tuesday, August 9, 2005 at 10:00 a.m. EDT to review the Company's quarterly results. The call can be accessed on the Company's website at www.trustreeet.com and by direct dial-in at 866-804-3547. For those unable to listen to the live broadcast, a replay will also be available on the Company's web site.

                                       ###

Statements  in  this  press  release  that  are  not  strictly   historical  are
"forward-looking" statements. Forward-looking statements involve known and unknown risks, which may cause the Company's actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company's taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

"Funds From Operations" (FFO) is a measure of performance that Trustreet computes in accordance with the "White Paper" definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). According to this definition, and as used herein by Trustreet, FFO means net income (loss) allocable to common stockholders (computed in accordance with GAAP), plus real estate related depreciation and amortization excluding gains (or losses) from sales of property held for investment and excluding adjustments allocable to minority interests or joint ventures. NAREIT created FFO as a supplemental performance measure to exclude historical cost depreciation, among other items, from GAAP net income (loss) allocable to common stockholders. Trustreet uses FFO as a supplemental measure to conduct and evaluate its business because there are certain limitations associated with using GAAP net income by itself as the primary measure of operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, Trustreet believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, Trustreet believes that the use of FFO has made comparisons of those results more meaningful and has enabled the evaluation of its operating performance compared to other REITs that use the NAREIT definition in order to make more informed business decisions based on industry trends or conditions. FFO should not be considered as an alternative to net income (loss) allocable to common stockholders as the primary indicator of Trustreet's operating performance or as an alternative to cash flow as a measure of liquidity. While Trustreet adheres to the NAREIT definition of FFO in making its calculations, this method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly, may be different from similarly titled measures reported by other companies.


The Company believes that Adjusted Funds from Operations is helpful to investors as a measure of its liquidity position as the measure provides investors with an understanding of its ability to pay dividends. While the measure is used commonly in the REIT industry, definitions of AFFO vary and investors should take definitional differences into account when comparing AFFO reported by other REITs. The Company calculates AFFO by subtracting from or adding to FFO (i) non-real estate related depreciation and amortization, (ii) straight-lining of rents, (iii) amortization of deferred financing costs, (iv)principal portion on capital leases and (v) non-cash real estate impairment charges or loan reserves.

                           TRUSTREET PROPERTIES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                    (In thousands except for per share data)


                                                                        Quarter ended                   Six months ended
                                                                           June 30,                         June 30,
                                                                    2005              2004            2005             2004
                                                               -------------     -------------  ---------------   -------------


Revenues:

    Rental income from operating leases                            $  39,523         $  14,158      $    62,927       $  28,513
    Earned income from direct financing leases                         3,281             2,539            6,017           5,090
    Interest income from mortgage, equipment and
     other notes receivables                                           6,554             6,674           12,835          13,327
    Investment and interest income                                       448               979              993           2,170
    Other income                                                       1,595             1,146            2,658           2,505

                                                                -------------     -------------  ---------------   -------------

                                                                      51,401            25,496           85,430          51,605

                                                                -------------     -------------  ---------------   -------------

Expenses:
    General operating and administrative                               9,992             6,659           20,933          12,959
    Interest expense                                                  24,868            11,994           41,759          23,824
    Property expenses, state and other taxes                           2,083               201            3,286             337
    Depreciation and amortization                                      8,999             2,932           14,228           5,727
    Loss on termination of cash flow hedge                                --               585               --             940
    Recovery of loss on loans                                           (468 )              --             (453 )            --
    Impairments and provisions on assets                                 271               503              277           1,050

                                                                -------------     -------------  ---------------   -------------

                                                                      45,745            22,874           80,030          44,837

                                                                -------------     -------------  ---------------   -------------

Income from continuing operations before minority
    interest, equity in earnings of unconsolidated joint
    ventures and gain on sale of assets                                5,656             2,622            5,400           6,768

Minority interest                                                       (734 )          (1,296 )         (1,549 )        (1,957 )

Equity in earnings of unconsolidated joint ventures                       32                31               62              65

Gain on sale of assets                                                    23                --               23               6

                                                                -------------     -------------  ---------------   -------------


Income from continuing operations                                      4,977             1,357            3,936           4,882

Income from discontinued operations, after income taxes               13,172             7,863           17,663          15,187

                                                                -------------     -------------  ---------------   -------------


Net income                                                            18,149             9,220           21,599          20,069
    Dividends to preferred stockholders                               (7,176 )              --          (10,099 )            --

                                                                -------------     -------------  ---------------   -------------

Net income allocable to common stockholders                        $  10,973         $   9,220      $    11,500       $  20,069

                                                                =============     =============  ===============   =============


Basic and diluted net income per share:
---------------------------------------
    Income/(loss) from continuing operations allocable to
       common stockholders                                         $   (0.04 )       $    0.04       $    (0.12 )     $    0.14
    Income from discontinued operations                                 0.23              0.22             0.35            0.43

                                                                -------------     -------------  ---------------   -------------


Basic and diluted net income per share                             $    0.19         $    0.26       $     0.23       $    0.57

                                                                =============     =============  ===============   =============


Weighted average number of shares of common stock
    outstanding:
       Basic                                                          57,908            35,032           50,922          35,032

                                                                =============     =============  ===============   =============

       Diluted                                                        57,908            35,032           50,922          35,032

                                                                =============     =============  ===============   =============


                           TRUSTREET PROPERTIES, INC.
                       DISCONTINUED OPERATIONS BY SEGMENT
                                    UNAUDITED
                                 (in thousands)




                                                              Quarter Ended June 30,
                                                                  (in thousands)
                                     -----------------  ------------------  ------------------ -------------------
                                           2005               2005                2004                2004
                                     -----------------  ------------------  ------------------ -------------------
                                       Real Estate      Specialty Finance      Real Estate     Specialty Finance
                                     -----------------  ------------------  ------------------ -------------------

Sale of real estate                       $     3,197       $      70,838       $       8,038     $         67,528

Cost of real estate sold                       12,369              59,434               7,718              58,859
                                     -----------------  ------------------  ------------------ -------------------
   Gain on sale of real estate                    828              11,404                 320               8,669
Net other income (expense)                        472                  30                (292)              1,425
                                     -----------------  ------------------  ------------------ -------------------

   Earnings from real estate
     discontinued operations
     before tax                                 1,300              11,434                   28              10,094


Retail operations revenue                          --              15,215                3,739                  --

Retail cost of sales                               --              14,963                3,999                  --
                                     -----------------  ------------------  ------------------ -------------------

   Earnings (loss) from retail
      discontinued operations
      before tax                                   --                 252                 (260)                 --


Income tax (benefit) provision                     --                (186)                  --               1,999

                                     -----------------  ------------------  ------------------ -------------------

Income (loss) from discontinued
   operations, after income taxes        $      1,300        $      1,872        $      (232)        $      8,095
                                     =================  ==================  ================== ===================


                           TRUSTREET PROPERTIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (In thousands)


                                                                     June 30,       December 31,
                                                                       2005              2004
                                                               ---------------  ----------------


ASSETS

Real estate investment properties                               $   1,576,216      $    535,163
Net investment in direct financing leases                             157,182            98,068
Real estate and other assets held for sale                            195,841           147,619
Mortgage, equipment and other notes receivable, net of
    allowance of $7,281 and $7,261, respectively                      292,106           290,140
Other investments                                                      15,997            16,495
Cash and cash equivalents                                              28,287            22,744
Restricted cash                                                        14,521             7,402
Receivables, less allowance for doubtful accounts
    of $2,997 and $2,136, respectively                                  6,603             7,391
Accrued rental income                                                  31,984            28,392
Goodwill                                                              224,278            56,260
Other assets                                                          128,687            33,975

                                                            ------------------    ---------------

      Total assets                                              $   2,671,702     $   1,243,649

                                                            ==================    ===============


LIABILITIES AND STOCKHOLDERS' EQUITY

Revolver                                                         $    134,000      $     21,000
Notes payable                                                         585,302           162,810
Mortgage warehouse facilities                                         103,004           101,394
Subordinated note payable                                                  --            21,875
Bonds payable                                                         790,048           405,421
Due to related parties                                                    658            37,172
Other payables                                                         98,407            33,736
Minority interests, including redeemable partnership
    interest in 2004                                                    4,835             6,819
Stockholders' equity                                                  955,448           453,422

                                                            --------------------  ---------------

    Total liabilities and stockholders' equity                  $   2,671,702     $   1,243,649

                                                            ====================  ===============



                           TRUSTREET PROPERTIES, INC.
                                LEASE EXPIRATIONS

Lease Expirations
(based on annual base rent as of June 30, 2005)

                  # of Properties           % of Total                                # of Properties    % of Total
                  ---------------           ----------                                ---------------    ----------
       2005              34                   2.0%                     2011               72                4.1%
       2006              43                   1.9%                     2012               80                4.7%
       2007              58                   3.1%                     2013               79                5.3%
       2008              50                   1.9%                     2014              161                9.7%
       2009              63                   3.2%                     2015               78                5.3%
       2010              78                   4.0%               Thereafter            1,012               54.8%





                                                  DIVERSIFICATION



Top 20 Tenants
(based on annual base rent as of June 30, 2005)


        Tenant                                 % of Rent               Tenant                                   % of Rent
        ------                                 ---------               ------                                   ---------
   1    Jack in the Box, Inc. and
        Jack in the Box Eastern Division L.P.      8%             11   Shoney's, Inc.                              2%
   2    Golden Corral Corporation                  7%             12   Vicorp Restaurants, Inc.                    2%
   3    IHOP Properties, Inc.                      4%             13   Flagstar Enterprises, Inc.                  1%
   4    S&A Properties Corp.                       4%             14   Davco Restaurants, Inc.                     1%
   5    Captain D's, LLC                           4%             15   Denny's, Inc.                               1%
   6    Sybra Inc.                                 3%             16   Boston Market Corp.                         1%
   7    The Restaurant Company                     2%             17   Checkers Drive-In Restaurants, Inc.         1%
   8    Texas Taco Cabana, LP                      2%             18   Burger King Corporation                     1%
   9    Carrols Corporation                        2%             19   Texas Roadhouse Holdings, LLC               1%
   10   El Chico Restaurants Inc.                  2%             20   Spaghetti Warehouse Restaurants, Inc.       1%







Top 20 Concepts
(based on annual base rent as of June 30, 2005)

            Concept                          % of Rent                    Concept                           % of Rent
            -------                          ---------                    -------                           ---------
     1      Golden Corral                        8%               11      Applebee's                            3%
     2      Burger King                          8%               12      Taco Cabana                           3%
     3      Jack in the Box                      7%               13      Hardee's                              2%
     4      Arby's                               5%               14      El Chico                              2%
     5      International House of Pancakes      5%               15      Shoney's                              2%
     6      Bennigan's                           4%               16      Ruby Tuesday                          2%
     7      Captain D's                          4%               17      T.G.I. Friday's                       2%
     8      Wendy's                              3%               18      Steak & Ale                           2%
     9      Denny's                              3%               19      Bakers Square                         2%
     10     Perkins                              3%               20      Pizza Hut                             1%




Top 10 States
(based on annual base rent as of June 30, 2005)

        State                  % of Rent                       State                    % of Rent
        -----                  ---------                       -----                    ---------
   1    Texas                     21%                   6      Tennessee                   4%
   2    Florida                   11%                   7      Ohio                        4%
   3    Georgia                    5%                   8      Missouri                    3%
   4    Illinois                   4%                   9      Arizona                     3%
   5    California                 4%                  10      Alabama                     2%







                           TRUSTREET PROPERTIES, INC.
                      RECONCILIATION OF NAREIT FFO AND AFFO
                                 (UNAUDITED)
                                 (In thousands)



                                                                       Quarter Ending
                                                                         June 30,
                                                                           2005
                                                                    -------------------
Funds From Operations (NAREIT defined):


Net income                                                                 $   18,149
Less:  Dividends on preferred stock                                            (7,176)

                                                                    -------------------


Net income allocable to common stockholders                                     10,973


FFO adjustments:


Real Estate Depreciation and amortization                                        6,469
Gain/Loss on Sale of Real Estate                                                  (828)

                                                                    -------------------


NAREIT FFO                                                                $     18,599

                                                                    ===================

NAREIT FFO per share                                                      $       0.32

---------------------------------------------------------------------------------------


Adjusted Funds from Operations (TSY defined):


NAREIT FFO                                                                   $   18,599


AFFO adjustments:


Straight-Line Rent                                                              (2,231)
Principal portion of Capital Leases                                              1,442
Non-Real Estate Depreciation                                                       803
Deferred Loan Cost Amortization                                                  2,748
Asset Impairment/Provisions                                                        308

                                                                    -------------------


ADJUSTED FFO                                                              $     21,669

                                                                    ===================
